EXHIBIT 24.1
POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael J. Coyle and Angela M. Kelley, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S‑8 relating to $40,000,000 of unsecured deferred compensation obligations under the Heartland Financial USA, Inc. Deferred Compensation Plan, and any and all amendments (including post-effective amendments), and to file the same, with all exhibits and other documents with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he or she might or could do in person, ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or the substitutes for such attorneys-in-fact and agents, may lawfully do or cause to be done by virtue of this Power of Attorney. This Power of Attorney may be signed in several counterparts.
IN WITNESS WHEREOF, each of the following persons has signed below as of this 23rd day of May, 2019.

Signature	Title

/s/ Bruce K. Lee	President, Chief Executive Officer and Director
Bruce K. Lee	(Principal Executive Officer)

/s/ Lynn B. Fuller	Executive Operating Chairman and Director
Lynn B. Fuller	(Principal Executive Officer)

/s/ Bryan R. McKeag	Executive Vice President and Chief Financial Officer
Bryan R. McKeag	(Principal Financial Officer)

/s/ Janet M. Quick	Executive Vice President and Deputy Chief Financial Officer
Janet M. Quick	(Principal Accounting Officer)

/s/ Mark C. Falb	Director
Mark C. Falb

/s/ Thomas L. Flynn	Director
Thomas L. Flynn

/s/ Jennifer K. Hopkins	Director
Jennifer K. Hopkins

/s/ R. Michael McCoy	Director
R. Michael McCoy

/s/ Susan J. Murphy	Director
Susan J. Murphy

/s/ Kurt M. Saylor	Director
Kurt M. Saylor

/s/ John K. Schmidt	Director
John K. Schmidt

/s/ Martin J. Schmitz	Director
Martin J. Schmitz

/s/ Duane E. White	Director
Duane E. White